EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to incorporation by reference, in the Registration Statement of Stratasys, Inc. (the "Company") on Form S-8, of our report dated January 31, 2004, of our audits of the consolidated financial statements of the Company as of December 31, 2003 and 2002 and for each of the years ended December 31, 2003, 2002 and 2001, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to our firm under the caption "Experts".


                                    /s/ Rothstein, Kass & Company, P.C.
                                    -------------------------------
                                    Rothstein, Kass & Company, P.C.



Roseland, New Jersey
June 3, 2004